Exhibit 24
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re:	Windstream Holdings, Inc., Commission File No. 001-32422
Windstream Services, LLC, Commission File No. 001-36093
1934 Act Filings on Form 10-K
Authorized Representatives

Ladies and Gentlemen:

Windstream Holdings, Inc. (“Holdings”) and Windstream Services, LLC (“Services”) are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Act”). Each of the persons signing his or her name below confirms, as of the date appearing beside his or her signature, that each of Tony Thomas, Robert E. Gunderman or Kristi M. Moody, acting individually or jointly (the “Authorized Representatives”), is authorized on his or her behalf, including in his or her capacity as a director of Holdings and Services, to sign one or more annual reports on Form 10-K for the year ended December 31, 2017, for each of Holdings and Services, and any or all amendments to such annual reports, and to file the same, with all exhibits thereto, and other documents in connection therewith, as are required by the Act with the Securities and Exchange Commission (the “Commission”). Each person so signing also confirms the authority of each of the Authorized Representatives to do and perform on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority. Each person signing his or her name below expressly revokes all authority heretofore given or executed by such person with respect to such filings of Holdings and Services under the Act.

Sincerely,

/s/ Carol B. Armitage Carol B. Armitage	Date: February 7, 2017

/s/ Samuel E. Beall, III Samuel E. Beall, III	Date: February 7, 2017

/s/ Jeannie Diefenderfer Jeannie Diefenderfer	Date: February 7, 2017

/s/ Jeffrey T. Hinson Jeffrey T. Hinson	Date: February 7, 2017

/s/ William G. LaPerch William G. LaPerch	Date: February 7, 2017

/s/ Larry Laque Larry Laque	Date: February 7, 2017

/s/ Julie A. Shimer Julie A. Shimer	Date: February 7, 2017

/s/ Marc F. Stoll Marc F. Stoll	Date: February 7, 2017

/s/ Michael G. Stoltz Michael G. Stoltz	Date: February 7, 2017

/s/ Walter Turek Walter Turek	Date: February 7, 2017

/s/ Alan L. Wells Alan L. Wells	Date: February 7, 2017